JASPER, INDIANA	OCTOBER 27, 2004	GERMAN AMERICAN BANCORP REPORTS CONTINUING EARNINGS IMPROVEMENT, DECLARES QUARTERLY CASH DIVIDEND, AND ANNOUNCES CHANGE IN STOCK DIVIDEND POLICY

German American Bancorp (NASDAQ: GABC) announced today that its earnings for the third quarter of 2004 increased by 10% from reported earnings for last year’s third quarter, representing the second successive quarter of a double-digit increase in earnings. The Company’s earnings for the three months ended September 30, 2004 were $2,376,000, or $0.22 per share, compared to $2,153,000, or $0.20 per share, for the comparable period in 2003.

The Company’s net income for the nine-month period ended September 30, 2004 was $0.61 per share as compared to $0.59 per share for the comparable period in 2003. Reported earnings for the first nine months of 2004 were $6,660,000 compared to $6,634,000 in 2003. The year-to-date per share earnings comparison was impacted by the lower average number of shares outstanding in 2004 resulting from the Company’s self tender offer completed in March 2003.

Continuing improvements in the Company’s net interest income and net interest margin were significant drivers of the quarterly earnings increase. Net interest income for the third quarter of 2004 exceeded the net interest income of the immediately preceding quarterly periods for the fourth consecutive quarter. The earnings comparison was also positively impacted by a continuation of significant revenue growth in its insurance and financial advisory services segments.

Commenting on the Company’s reported operating results, Mark A. Schroeder, Company President & CEO, stated, “Our strong third quarter earnings increase was highlighted by significant continuing improvements in both our net interest income and net interest margin. As we have previously reported, we have taken steps over the past 18 to 24 months to position our balance sheet in a manner designed to enhance earnings during a period of increasing general market interest rates. The recent increases in short-term interest rates have had the positive earnings impact that we expected. We anticipate further improvements in our net interest income and net interest margin if general market interest rates increase in the coming months.”

Schroeder continued, “Our Net Interest Income gains during the third quarter were driven in large part by continuing growth in our commercial loan portfolio and further reductions in our overall cost of funds. We’re pleased that our business bankers are differentiating themselves by being responsive and creative in providing total solutions which include both lending and deposit services for their clients. As to our cost of funds, our focus on retail and small business “core” deposits is having a very meaningful impact on the level of our funding cost.”

The Company also reported that its Board of Directors has completed its previously announced review of the Company’s dividend practices and policy, under which the Board of Directors has, in recent years, declared quarterly cash dividends and, during the fourth quarter of each year, a five-percent stock dividend. In reviewing the Company’s dividend policy, the Board of Directors took into account changes made to the federal income tax law in 2003 relative to the shareholders’ effective taxable rate on cash dividends, the effects of the stock dividend on the composition of the Company’s equity accounts under applicable accounting principles, and certain regulatory interpretations relating to stock dividends.

On the basis of this review, the Board of Directors determined that it would be in the best long-term interests of the Company to maximize the Company’s ability to maintain a strong cash dividend level and to discontinue the Company’s practice of declaring annual stock dividends. The Board affirmed the Company’s quarterly cash dividend by declaring a cash dividend of $0.14 per share which will be payable on November 20, 2004 to shareholders of record as of November 10, 2004.

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. The Company operates five affiliated community banks with 27 retail banking offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike, and Spencer, Indiana. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and The Doty Agency, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

Forward-Looking Statements
The Company’s statements in this press release regarding its expectation of changes in its net interest income and net interest margin, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Changes in the Company’s net interest income and net interest margin may vary materially from those that are presently expected, if interest rates should decline or not increase. Other factors that could cause net interest income, net interest margin and earnings to vary from those that are expected, or those that have historically been achieved in recent periods, include the effects of changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of business initiatives and business strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets
	September 30,
	2004	2003

ASSETS
Cash and Due from Banks	$25,310	$29,419
Short-term Investments	8,054	14,131
Investment Securities	215,559	213,017

Loans Held-for-Sale	1,220	1,266

Loans, Net of Unearned Income	627,289	609,715
Allowance for Loan Losses	(8,897)	(8,334)

Net Loans	618,392	601,381

Premises and Equipment	20,729	21,778
Other Assets	38,323	38,514

TOTAL ASSETS	$927,587	$919,506

LIABILITIES
Non-interest-bearing Demand Deposits	$121,963	$109,982
Interest-bearing Demand, Savings, and
Money Market Accounts	282,895	252,440
Time Deposits under $100,000	258,428	291,658
Time Deposits $100,000 or more and
Brokered Deposits	61,496	55,426

Total Deposits	724,782	709,506

Borrowings	107,137	114,044
Other Liabilities	11,962	12,615

TOTAL LIABILITIES	843,881	836,165

SHAREHOLDERS' EQUITY
Common Stock and Surplus	78,029	69,603
Retained Earnings	6,487	13,866
Accumulated Other Comprehensive Loss	(810)	(128)

TOTAL SHAREHOLDERS' EQUITY	83,706	83,341

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$927,587	$919,506

BOOK VALUE PER SHARE	$7.68	$7.61 (1)

END OF PERIOD SHARES OUTSTANDING	10,898,241	10,433,597

(1)    Restated for December 2003 stock dividend.
(2)    End of period shares outstanding were not restated for the effect of stock dividends.

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income
	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003

INTEREST INCOME
Interest and Fees on Loans	$9,833	$10,301		$29,280	$31,830
Interest on Short-term Investments	21	66		69	204
Interest and Dividends on Investment Securities	2,103	1,837		6,272	6,476

TOTAL INTEREST INCOME	11,957	12,204		35,621	38,510

INTEREST EXPENSE
Interest on Deposits	2,818	3,381		8,937	10,751
Interest on Borrowings	1,239	1,798		3,571	5,614

TOTAL INTEREST EXPENSE	4,057	5,179		12,508	16,365

Net Interest Income	7,900	7,025		23,113	22,145
Provision for Loan Losses	288	266		1,528	495

Net Interest Income after
Provision for Loan Losses	7,612	6,759		21,585	21,650

NON-INTEREST INCOME
Other Operating Income	2,855	3,125		9,127	7,153
Net Gain on Sales of Loans and Related Assets	278	1,128		823	2,434
Net Gain on Sales of Securities	---	54		5	77

TOTAL NON-INTEREST INCOME	3,133	4,307		9,955	9,664

NON-INTEREST EXPENSE
Salaries and Benefits	4,534	4,503		13,644	13,344
Net Loss on Extinguishment of Borrowings	---	914		---	914
Other Operating Expenses	3,303	3,131		9,811	9,128

TOTAL NON-INTEREST EXPENSE	7,837	8,548		23,455	23,386

Income before Income Taxes	2,908	2,518		8,085	7,928
Income Tax Expense	532	365		1,425	1,294

NET INCOME	$2,376	$2,153		$6,660	$6,634

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.22	$0.20	(1)	$0.61	$0.59	(1)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	10,898,241	10,953,666	(1)	10,920,123	11,251,910	(1)
Diluted	10,929,870	10,999,524	(1)	10,954,121	11,296,239	(1)

(1)    Restated for December 2003 stock dividend.